UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
໿
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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Hersha Hospitality Trust
(Name of Registrant as Specified In Its Charter)

_____________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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HERSHA HOSPITALITY TRUST
44 Hersha Drive
Harrisburg, PA 17102
(717) 236-4400

NOTICE OF CHANGE OF LOCATION
OF 2019 ANNUAL MEETING OF SHAREHOLDERS
To be held on May 30, 2019

To the Shareholders of Hersha Hospitality Trust:

NOTICE IS HEREBY GIVEN that the location of the 2019 Annual Meeting (the “Annual Meeting”) of Hersha Hospitality Trust (the “Company) has been changed. The Annual Meeting will now be held at the Ritz-Carlton Georgetown, 3100 South Street N.W., Washington, DC 20007, on Thursday, May 30, 2019 at 9 A.M., local time.

This NOTICE of Change of Location should be read in conjunction with the Notice of 2019 Annual Meeting of Shareholders and accompanying proxy statement (the “Proxy Statement”) of the Company, dated April 18, 2019, furnished to shareholders of the Company in connection with the solicitation of proxies by the Board of Trustees of the Company for use at the Annual Meeting. The Notice previously sent to shareholders of the Company is herein amended only to reflect the change in location.

By Order of the Board of Trustees,

/s/ David Desfor
May 22, 2019	David Desfor
Harrisburg, Pennsylvania	Corporate Secretary